     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 20, 2002

                                                  REGISTRATION NO. 333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                            LAM RESEARCH CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                            94-2634797
      (State or other                                     (I.R.S. Employer
      jurisdiction of                                    Identification No.)
     incorporation or
       organization)

                              4650 CUSHING PARKWAY
                         FREMONT, CALIFORNIA 94538-6470
                    (Address of principal executive offices)

                     SAVINGS PLUS PLAN, LAM RESEARCH 401(K)
                            (Full Title of the Plan)

                              --------------------

                                MERCEDES JOHNSON
               VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
                            LAM RESEARCH CORPORATION
                              4650 CUSHING PARKWAY,
                         FREMONT, CALIFORNIA 94538-6470
                                 (510) 659-0200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------

                                   Copies to:

                                TIMOTHY G. HOXIE
                       HELLER EHRMAN WHITE & MCAULIFFE LLP
                                 333 BUSH STREET
                         SAN FRANCISCO, CALIFORNIA 94104
                            TELEPHONE: (415) 772-6000
                            FACSIMILE: (415) 772-6268


                         CALCULATION OF REGISTRATION FEE
================================================================================================
                            AMOUNT TO BE    PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
 TITLE OF SECURITIES TO BE  REGISTERED(1)  OFFERING PRICE PER   AGGREGATE OFFERING  REGISTRATION
        REGISTERED                               SHARE(2)             PRICE(2)           FEE
--------------------------  -------------  -------------------  ------------------  ------------
Common Stock, $0.001 par
value (3)                     2,000,000          $26.68            $53,360,000       $4,909.12
==========================  =============  =====================================================

(1) Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional securities that become held under the Savings Plus Plan, Lam Research 401(k) (the "Plan") and related trust in connection with any stock split, stock dividend or similar transaction.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on March 13, 2002.

(3) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

================================================================================

                                Explanatory Note

        This Registration Statement covers interests in the Plan and shares of Common Stock of the Registrant which may be purchased by the Plan in the open market on behalf of Plan participants. No new shares are being issued in connection with this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents, which have been filed by Lam Research Corporation (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration Statement:

        (a) Registrant's Current Report on Form 8-K filed on July 25, 2001;

        (b) Registrant's Annual Report on Form 10-K for the fiscal year ended June 24, 2001;

        (c) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 23, 2001;

        (d) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2001;

        (e) The description of Registrant's Common Stock as set forth in the Registrant's Registration Statement filed with the Commission on Form 8-B on April 11, 1990 and any amendment or report filed for the purpose of updating such description; and

        (f) The description of Registrant's Rights Agreement and Preferred Stock Purchase Rights as set forth in Registrant's Registration Statements on Forms 8-A and 8-A/A filed on January 28, 1997 and January 30 1997, respectively.

        All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his or her fiduciary duty as a director, except in the case where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant's Certificate of Incorporation contains a provision that eliminates directors' personal liability as set forth above.

        Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        The Registrant's Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Certificate of Incorporation also provides that no amendment or repeal of such provision or adoption of an inconsistent provision shall apply to or have any effect on the protection from personal liability to the Company or its stockholders permitted thereunder with respect to any matter occurring, or any cause of action, suit or claim that, but for the Certificate of Incorporation, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision. Additionally, the Registrant's Amended and Restated Bylaws provide that the Registrant will indemnify to the maximum extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

        The Registrant has entered into indemnification agreements with its directors and certain of its officers. The Registrant has also obtained on behalf of its officers and directors insurance against losses arising from any claim asserted against or incurred by such individual in any such capacity, subject to certain exclusions.

        See also the undertakings set out in response to Item 9.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

  Item
   No.                             Description of Item
--------  ----------------------------------------------------------------------
  4.1     Savings Plus Plan, Lam Research 401(k)

  5.1 Not applicable. The Registrant hereby undertakes that it has submitted the Plan to the Internal Revenue Service and has received a determination that the Plan is qualified in accordance with Section
          401(a) of the Internal Revenue Code. The Registrant further undertakes to submit any amendments to the Plan to the Internal Revenue Service in a timely manner and to make all changes required by the Internal
          Revenue Service in order to maintain the qualification of the Plan.

 23.1     Consent of Independent Auditors

 24.1     Power of Attorney (See page II-3)

ITEM 9. UNDERTAKINGS

        A. The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fremont, State of California, on this 19th day of March, 2002.

                                            LAM RESEARCH CORPORATION

                                            By: /s/ MERCEDES JOHNSON
                                                --------------------------------
                                            Mercedes Johnson
                                            Vice President, Finance and
                                            Chief Financial Officer

                       POWER OF ATTORNEY TO SIGN AMENDMENT

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Mercedes Johnson and Mark Frey, and each of them, with full power of substitution, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

          Signature                               Capacity                         Date
-------------------------------     -------------------------------------    ------------------
/s/ JAMES W. BAGLEY                 Chairman, Chief Executive Officer        March 19, 2002
-----------------------------       and Director
James W. Bagley

/s/ MERCEDES JOHNSON                Vice President, Finance and Chief        March 19, 2002
-----------------------------       Financial Officer (Principal
Mercedes Johnson                    Financial Officer)

/s/ MARK S. FREY                    Corporate Controller (Principal          March 19, 2002
-----------------------------       Accounting Officer)
Mark S. Frey

/s/ DAVID G. ARSCOTT                Director                                 March 19, 2002
-----------------------------
David G. Arscott

/s/ ROBERT BERDAHL                  Director                                 March 19, 2002
-----------------------------
Robert Berdahl

/s/ RICHARD J. ELKUS, JR.           Director                                 March 19, 2002
-----------------------------
Richard J. Elkus, Jr.

/s/ JACK R. HARRIS                  Director                                 March 19, 2002
-----------------------------
Jack R. Harris

/s/ GRANT M. INMAN                  Director                                 March 19, 2002
-----------------------------
Grant M. Inman

/s/ KENNETH M. THOMPSON             Director                                 March 19, 2002
-----------------------------
Kenneth M. Thompson

        Pursuant to the requirements of the Securities Act, the trustee of the Savings Plus Plan, Lam Research 401(k) has duly executed the Registration Statement on Form S-8 in the city of Phoenix in the State of Arizona, on March 19, 2002

                                          Savings Plus Plan, Lam Research 401(K)



                                          By:  /s/ Nicole McDermott
                                             -----------------------------------
                                          Name:  Nicole McDermott
                                               ---------------------------------
                                          Company: Security Trust Company,
                                          Trustee

                                Index to Exhibits

   Item
   No.                Description of Item
-------   ----------------------------------------------
  4.1     Savings Plus Plan, Lam Research 401(k)

 23.1     Consent of Independent Auditors

 24.1     Power of Attorney (See page II-3)